UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 4, 2006, Exelixis, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Cowen and Company, LLC, Banc of America Securities LLC and Piper Jaffray & Co., as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering, issuance and sale of 10 million shares of the Company’s common stock, $0.001 par value per share. The price to the public is $8.40 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of approximately $7.90 per share. The Company also granted the Underwriters an option to purchase up to an additional 1.5 million shares of common stock to cover over-allotments, if any.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-119984) previously filed with the Securities and Exchange Commission. On October 5, 2006, the Company filed a prospectus supplement, dated October 4, 2006, relating to the issuance and sale of the shares with the Securities and Exchange Commission.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

On October 5, 2006, the Company also issued a press release announcing the pricing of the public offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number
1.1	Underwriting Agreement, dated October 4, 2006.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).

99.1	Exelixis, Inc. Press Release dated October 5, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: October 5, 2006	By:	/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and
Secretary

EXHIBIT LIST

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 4, 2006.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).

99.1	Exelixis, Inc. Press Release dated October 5, 2006.